Extreme Networks Reports Preliminary Unaudited First Quarter Fiscal Year 2015 Results

San Jose, Calif., October 15, 2014 - Extreme Networks, Inc. (Nasdaq: EXTR), a leading provider of high performance network solutions, today announced preliminary unaudited results for the quarter ended September 30, 2014.

Summary of Guidance and Preliminary, Unaudited Results for Q1 of Fiscal 2015

	Guidance		Preliminary Results
Metric	Low End	High End	Low End	High End
GAAP Revenue (in millions)	$149	$154	$134.0	$135.5
Non-GAAP Revenue (in millions)	$150	$155	$135.0	$136.5
GAAP Gross Margin	51%		51.0%	52.0%
Non-GAAP Gross Margin	55%		55.5%	56.5%
GAAP Operating Expenses (in millions)	$86	$88	$86.5	$87.5
Non-GAAP Operating Expenses (in millions)	$75	$77	$74.5	$75.5
GAAP Net Loss per Diluted Share	($0.12)	($0.08)	($0.21)	($0.19)
Non-GAAP Net Income per Diluted Share	$0.06	$0.08	($0.02)	$0.00

The anticipated results in this press release are based on management's preliminary unaudited analysis of operations for the quarter ended September 30, 2014.
"Extreme faced a number of headwinds that affected our revenue this quarter. Our EMEA business was impacted by the weakening of the Euro and the political and economic conditions in the Eastern part of these markets. In North America, we experienced significant delays in closing deals," said Charles Berger, president and CEO of Extreme Networks. "At the same time, we made dramatic progress towards finalizing the integration of the acquisition of Enterasys during the quarter, successfully converging on a single ERP system, closing the Illinois distribution center, converting our direct distribution model in Brazil, and executing a unified partner program and service offering. We are on track to realize the full $30-$40 million in cost synergies expected from the acquisition and were able to maintain strong gross margins in the first quarter, despite the top line miss. On October 1, we announced that Jeff White joined Extreme as chief revenue officer. Jeff brings with him 20 years of experience in the networking market, most recently at Cisco. Lenovo also closed the acquisition of the IBM X86 server business. The combination of strong sales leadership, nearly completed integration and the finalization of the Lenovo acquisition position us well for the remainder of our fiscal year."
The estimates for non-GAAP revenue for the quarter ended September 30, 2014 include purchase accounting adjustments for deferred revenue of approximately $1.0 million related to our acquisition of Enterasys Networks. The estimates for non-GAAP gross margin include adjustments of approximately $4.3 million for amortization of intangibles, approximately $1.0 million for purchase accounting adjustments and approximately $0.6 million stock based compensation expense. The estimate for non-GAAP operating expenses exclude $7.5 to $8.5 million for amortization of intangibles and integration expenses related to our acquisition of Enterasys as well as stock based compensation expenses of $4 to $4.5 million.
Company to release final fiscal Q1’15 results on Tuesday, October 28, 2014

Extreme will release and discuss its final results for the first quarter ending September 30, 2014 and guidance for the second quarter, on Tuesday October 28, 2014, in a press release followed by conference call at 5:00 p.m. ET. The toll-free dial in phone number is 877-303-9826 and the dial in number from an international location is 224-357-2194; the call ID is 19301540. A live webcast of the earnings conference call will be made available after the conference call on the Extreme Investor Relations website at http://investor.extremenetworks.com/. The conference call and webcast will include forward looking information.

About Extreme Networks
Extreme Networks, Inc. (NASDAQ: EXTR) is setting a new standard for superior customer experience by delivering network-powered innovation and market leading service and support. Extreme delivers high-performance switching and routing products for data center and core-to-edge networks, wired/wireless LAN access, and unified network management and control. Our award-winning solutions include software-defined networking (SDN), cloud and high-density Wi-Fi, BYOD and enterprise mobility, identity access management and security. Extreme Networks is headquartered in San Jose, CA and has more than 12,000 customers in over 80 countries. For more information, visit http://www.extremenetworks.com.
Extreme Networks and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. All other names are the property of their respective owners.
Non-GAAP Financial Measures
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). The Company is providing with this press release non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, and non-GAAP income/(loss) per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, and share-based compensation.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating the Company's historical performance and in planning its future business activities. Please note that the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's financial information presented in accordance with GAAP.  The Company has provided a non-GAAP reconciliation of the results for the period presented in this release, which are adjusted to exclude acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, and share-based compensation expense. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.
Forward Looking Statements:
Actual results, including with respect to the Company's financial targets and general business prospects, could differ materially due to a number of factors, including the risks that:

•	The Company may not achieve targeted revenues for the Company's products and services given increasing price competition and product technology developments in key network switching equipment markets;

•
Ongoing uncertainty in global economic conditions, infrastructure development or customer demand could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments;

•
The Company may be unable to effectively integrate the businesses of Extreme Networks and Enterasys Networks, both in terms of customer acceptance of combined product lines as well as the need to align the Company's cost structure to meet the company's financial goals, including controlling expenses, and meeting financial covenants as part of the Company's debt financing used to acquire Enterasys Networks;

•	The Company may not accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as it experiences wide fluctuations in supply and demand;

•
The Company is dependent on third parties to manufacture its products and any potential production delays could preclude the Company from shipping sufficient quantities to meet customer orders or could result in higher production costs and lower margins;

•	The Company may be unable to complete development and commercialization of products under development, such as its pipeline of new network switches and related software;

•	The Company may be adversely affected by ongoing litigation.
The matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Because such statements deal with future events, they are subject to risks and uncertainties. Other important factors that could cause actual results to differ materially are contained in the Company's 10-Qs and 10-Ks that are on file with the Securities and Exchange Commission. http://www.sec.gov. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.  Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.